UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2023

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2023, Mangoceuticals, Inc. (the “Company”, “we” and “us”) entered into (1) a Consulting Agreement (the “Consulting Agreement”) with Epiq Scripts, LLC (“Epiq Scripts”), which is 51%-owned by Jacob D. Cohen, our Chairman and Chief Executive Officer, who also serves as the Manager of Epiq Scripts; and (2) a First Addendum to Master Services Agreement with Epiq Scripts (the “First Amendment”), which amended that certain Master Services Agreement dated September 1, 2022, by and between the Company and Epiq Scripts (the “MSA”).

Consulting Agreement

Pursuant to the Consulting Agreement, Epiq Scripts agreed to provide pharmacy consulting services in connection with the Company’s global expansion efforts, and as reasonably requested by the Company, during the term of the agreement, which is for five years, unless otherwise earlier terminated (a) due to breach of the agreement by either party and the failure to cure such breach 30 days after written notice thereof; (b) the mutual agreement of the parties; or (c) the date that Epiq Scripts provides the Company written notice of termination, which may be at any time and for any reason.

In consideration for agreeing to provide the services under the agreement, the Company agreed to pay Epiq Scripts (1) a one-time payment of $65,000, payable within ten days of the entry into the agreement; and (2) a set fee, payable for each prescription drug pill sold by the Company for cash, to the extent such pill must be prescribed by a medical doctor, or sold through retail pharmacies over the counter, in jurisdictions where a doctor’s prescription is not required for the sale of such drugs, and sold in a Territory (defined below), which consideration per pill decreases each year that the agreement is in effect, and is only payable for the first five years of the agreement.

The First Amendment further provides that no payments are due for the sale of any Prescription Pills until the First Sale.

Under the Consulting Agreement, (a) “Territory” means worldwide, except for the United States, including its territories and possessions and the District of Columbia; and (b) “First Sale” means the date that the first commercial sale of Prescription Pills occurs in the Territory.

Future payments are also required to be offset equitably for any Prescription Pill sold which is later refunded, charged back, returned, or reimbursed to a purchaser.

The agreement includes customary representations of the parties, confidentiality and non-solicitation provisions, rights of Epiq Scripts to audit the sales of Prescription Pills, subject to certain limitations and requirements, and the requirement that the Company reimburse certain expenses of Epiq Scripts, subject to certain limitations and pre-approvals.

First Amendment to MSA

As previously reported, on September 1, 2022, and effective on August 30, 2022, we entered into the MSA with Epiq Scripts. Pursuant to the MSA and a related statement of work (“SOW”), Epiq Scripts agreed to provide pharmacy and related services to us, we agreed to exclusively use Epiq Scripts as the provider of online fulfillment, specialty compounding, packaging, shipping, dispensing and distribution services relating to products sold exclusively via our website, that may be prescribed as part of a telehealth consultation on our platform, during the term of the MSA, so long as Epiq Scripts complies with the terms of the MSA. The agreement also includes a 30-day right of first refusal for Epiq Scripts to provide pharmacy services for any new product that Mango may introduce during the term of the MSA.

The MSA has a term of five years, automatically renewable for additional one-year terms thereafter unless either party provides the other notice of termination at least 90 days prior to the date of automatic renewal. The MSA can be terminated (i) upon breach of the agreement by the other party, subject to a 90-day cure right, (ii) if a party enters into bankruptcy or fails to pay its debts as they become due, or (iii) if Epiq Scripts becomes unable to perform the services covered by the MSA and any statements of work associated therewith.

Pursuant to the First Amendment, the parties agreed to amend the MSA to include certain Right of first negotiation rights and right of first refusal rights (each as discussed below). Additionally, the First Amendment provides for certain rights to Epiq Scripts in the event that the Company seeks to obtain pharmaceutical services in connection with certain Company products (collectively, “Pharmaceutical Services”) in jurisdictions other than the United States, including, without limitation, Mexico and the United Kingdom, where Epiq Scripts does not currently maintain licenses or permits (“Future Jurisdictions”, which shall also include, to the extent applicable, any state in the United States in which Epiq Scripts does not then hold required permits or licenses for the provision of the Pharmaceutical Services) and/or to terminate Epiq Scripts’ rights to provide exclusive Pharmaceutical Services in any current state of the United States or Future Jurisdiction where Epiq Scripts may then be providing Pharmaceutical Services to the Company (each a “Current Jurisdiction”).

Specifically, the parties agreed in the First Amendment that should the Company decide to transfer any services provided by Epiq Scripts in a Current Jurisdiction to another pharmaceutical service provider (“Transferred Services”), the Company will be required to pay Epiq Scripts a fee of 1% of the total gross sales of all Prescription Products (defined below) by the Company resulting from the Transferred Services in the Current Jurisdiction, for a period of the lesser of (a) five (5) years from the date the Company transferred the Transferred Services; and (b) through the end of the term of the MSA (including where applicable, any renewal term)(the “Non-Use Fee”). The Non-Use Fee is payable monthly in arrears, for calendar quarters, by the 15th day following the end of each calendar quarter. “Prescription Products” means Products (as defined in the MSA) sold by the Company which must be prescribed by a medical doctor.

Notwithstanding the above, the Non-Use Fee shall not apply, and the Company shall not be obligated to pay any Non-Use Fee (a) in the event that the Transferred Services are provided directly by the Company or a majority-owned subsidiary of the Company; (b) in the event the Company decides to enter into an agreement with another pharmaceutical service provider to provide Pharmaceutical Services in a Future Jurisdiction; or (c) in connection with any services provided by any parties in any Future Jurisdictions.

The First Amendment also provides that until the fifth anniversary of the First Amendment, the Company shall notify Epiq Scripts in writing of any plans to (a) expand its need for pharmacy services outside of those contemplated by the MSA; (b) expand its need for pharmacy services into a new jurisdiction which Epiq Scripts does not then operate in (including, but not limited to new countries); or (c) begin providing pharmacy services internally (either through organic growth or acquisition). Thereafter Epiq Scripts has the right to provide the Company written notice of its intention to provide such services (as described in (a) or (b) above, whereafter the Company is required to discuss and negotiate such services in good faith with Epiq Scripts for a period of not less than 15 days). Otherwise, in the event of the occurrence of an event discussed in (c) above, the Company is required to discuss the possibility of Epiq Scripts either co-operating the pharmacy or providing management services to the Company in good faith for 15 days. In the event after such 15 day period, the Company and Epiq Scripts cannot come to a mutually agreeable agreement, the Company is under no further obligation regarding the matter set forth in the notice provided to Epiq Scripts.

Finally, the First Amendment includes a requirement whereby if Epiq Scripts receives notice of any proposed fundamental transaction involving Epiq Scripts or its assets, including any agreement, arrangement, offer or proposal (including a letter of intent, term sheet, form of definitive agreement or definitive agreement) for an asset sale or acquisition, merger, acquisition or sale of securities, or redemption or repurchase of securities, Epiq Scripts must provide the Company notice of such offer within three days, after which receipt the Company will have the right of first refusal for 30 days to become the purchaser in connection with the notified transaction, on the terms, and subject to the conditions, set forth in such notified offer and pursuant to the conditions of the First Amendment.

* * * * *

Copies of the Consulting Agreement and First Amendment are filed as Exhibits 10.1 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference. The above description of the terms of the Consulting Agreement and First Amendment is qualified in its entirety by reference to such exhibits.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1*£	Consulting Agreement dated September 15, 2023, by and between Mangoceuticals, Inc. and Epiq Scripts, LLC
10.2£	Master Services Agreement and Statement of Work dated September 1, 2022, and effective August 31, 2022, between Epiq Scripts, LLC and Mangoceuticals, Inc. (filed as Exhibit 10.4 to the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission on January 13, 2023, and incorporated herein by reference)(File Number: 333-269240)
10.3*	First Addendum to Master Services Agreement dated September 15, 2023, by and between Mangoceuticals, Inc. and Epiq Scripts, LLC
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

£ Certain portions of these Exhibits have been omitted in accordance with Regulation S-K Item 601 because they are both (i) not material to investors and (ii) the type of information that the Registrant customarily and actually treats as private or confidential, and have been marked with “[***]” to indicate where omissions have been made. The Registrant agrees to furnish supplementally an unredacted copy of the Exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: September 21, 2023	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer